Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-98325, 333-120561, 333-161376, 333-177890, and 333-204379) of Communications Systems, Inc. and subsidiaries of our report dated April 6, 2018, relating to the consolidated financial statements, which appears on page 30 of this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

April 6, 2018